                                                                 Exhibit 4.6(ii)

                     SYNDICATION AMENDMENT AND ASSIGNMENT

     THIS SYNDICATION AMENDMENT AND ASSIGNMENT (this "Amendment"), dated as of August 10, 1998, is by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower (each a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"), THE PERSONS IDENTIFIED AS "EXISTING LENDERS" ON THE SIGNATURE PAGES HERETO (the "Existing Lenders"), THE PERSONS IDENTIFIED AS "NEW LENDERS" ON THE SIGNATURE PAGES HERETO (the "New Lenders" and, together with the Existing Lenders, the "Lenders") and FIRST UNION NATIONAL BANK, as Agent for the Lenders (the "Agent").

                             W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement dated as of July 17, 1998 (the "Existing Credit Agreement") among the Borrower, the Subsidiary Guarantors, the Existing Lenders and the Agent, the Existing Lenders have extended commitments to make certain credit facilities available to the Borrower; and

     WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                    PART I
                                  DEFINITIONS

          SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

               "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

               "Amendment Effective Date" is defined in Subpart 4.1.

          SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                    PART II
                    AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this
Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1. Amendment to Section 1.1.

     (a) The following definitions of "Additional Commitment" and "New Commitment Agreement" appearing in Section 1.1 of the Credit Agreement are hereby deleted in their entireties.

     (b) The definition of "Eligible Assignee" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a
    Lender; and (iii) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

     SUBPART 2.2. Amendment to Section 2.1(a). The first sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) with regard to the Lenders collectively, the amount of Revolving Obligations outstanding shall not exceed the lesser of (A) THREE HUNDRED MILLION DOLLARS ($300,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount") and (B) the Borrowing Base less the outstanding Term Loan; provided, further, (ii) with regard to each Lender individually, the amount of such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans plus LOC Obligations outstanding shall not exceed such Lender's Revolving Committed Amount.

     SUBPART 2.3. Amendment to Section 2.2(a). Section 2.2(a) of the Credit Agreement is hereby amended by deleting the phrase "less LOC Obligations outstanding" from clause (ii)(B) of the first sentence thereof.

     SUBPART 2.4. Amendment to Section 3.4(b). Section 3.4(b) of the Credit Agreement is hereby deleted in its entirety.

     SUBPART 2.5. Amendment to Section 5.2(f). Section 5.2(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (f)  Immediately after giving effect to the making of such Loan
  (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the amount of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base less the outstanding Term Loan and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

     SUBPART 2.6.  Amendment to Section 11.3(b).  Clause (iii) appearing in
Section 11.3(b) of the Credit Agreement is hereby deleted in its entirety and the remaining clauses appearing in Section 11.3(b) are renumbered accordingly. SUBPART 2.7. Amendment to Section 11.6. Clause (y) appearing in the final sentence of Section 11.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

  (y) Lenders holding at least 75% of the aggregate Commitments may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     SUBPART 2.8. Amendment to Schedule 2.1(a). Schedule 2.1(a) of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.1(a) attached hereto is substituted therefor.

     SUBPART 2.9. Amendment to Exhibit 3.4(b). Exhibit 3.4(b) to the Credit Agreement is hereby deleted in its entirety.

     SUBPART 2.10. Amendment to Exhibit 7.1(d). Exhibit 7.1(d) to the Credit Agreement is hereby amended to conform with the amendments made to Section 2.1(a) of the Credit Agreement.


                                   PART III
                          ASSIGNMENTS AND ASSUMPTIONS

     The Existing Lenders hereby sell and assign, without recourse, to the New Lenders, and the New Lenders hereby purchase and assume, without recourse, from the Existing Lenders, effective as of the Amendment Effective Date, such interests in the Existing Lenders' rights and obligations under the Existing Credit Agreement (including, without limitation, the Commitments of the Existing Lenders on the Amendment Effective Date and the Revolving Loans and the portions of the Term Loans owing to the Existing Lenders which are outstanding on the Amendment Effective Date) as shall be necessary in order to give effect to the reallocations of the Revolving Committed Amount, the Revolving Commitment Percentages, the Term Loan Committed Amount and the Term Loan Commitment Percentages effected by the amendment to Schedule 2.1(a) to the Existing Credit Agreement pursuant to Subpart 2.1. Each Existing Lender hereby represents and warrants that it is the lawful owner of its interests being assigned hereby, free and clear of any adverse claim. The New Lenders shall make payment in exchange for such interests in the Existing Lenders' rights and obligations under the Existing Credit Agreement on August 7, 1998, in the amounts and in accordance with the instructions of the Agent. Each New Lender
(a) represents and warrants that it is legally authorized to enter into this Amendment; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.1(c) thereof, the financial statements delivered pursuant to Section 7.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it will, independently and without reliance upon the Existing Lenders, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.11 of the Credit Agreement. Each Existing Lender shall, to the extent of the interests assigned hereby, relinquish its rights and be released from its obligations under the Existing Credit Agreement. The Agent shall maintain in its internal records and record in the Register the information relating to the assignments and assumptions effected pursuant to this Part III and as required by Section 11.3(c). The Agent hereby agrees (i) that no transfer fee shall be payable under Section 11.3(b) of the Existing Credit Agreement or otherwise in connection with the assignments effected pursuant to this Part III and (ii) to pay to each New Lender its portion of the upfront fee as set forth in the fee letter dated July 16, 1998.


                                    PART IV
                          CONDITIONS TO EFFECTIVENESS

          SUBPART 4.1. Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment Effective Date") when all of the conditions set forth in this Part IV shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Syndication Amendment and Assignment."

          SUBPART 4.2. Execution of Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors, the Agent and the Lenders.

          SUBPART 4.3. Execution and Delivery of New Notes. Each Lender shall have received a new Note or Notes, as the case may be, each in the principal amount of its respective Commitments and duly executed on behalf of the Borrower.

          SUBPART 4.4. Corporate Resolutions. The Agent shall have received copies of resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Amendment Effective Date.


                                    PART V
                                 MISCELLANEOUS

          SUBPART 5.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

          SUBPART 5.2. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

          SUBPART 5.3. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 4.1, all references in the Existing Credit Agreement to the "Agreement" and all references in the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

          SUBPART 5.4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) the conditions precedent to the initial Loans were satisfied as of the Closing Date (assuming satisfaction or waiver, if applicable, of all requirements in such conditions that an item be in form and/or substance reasonably satisfactory to the Agent or any Lenders or that any event or action have been completed or performed to the reasonable satisfaction of the Agent or any Lenders),
     (b) the representations and warranties contained in Section 6 of the Existing Credit Agreement (as amended by this Amendment) are correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and
     (c) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof and after giving effect to the amendments contained herein.

          SUBPART 5.5. Representations and Warranties of the New Lenders. Each of the New Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such New Lender in connection with the financing under the Credit Agreement:

          (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

          (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, there is no employee benefit plan or group of plans maintained by the same employee organization with respect to which the amount of such insurance company's general account reserves (as determined under Code Section 807(d)) for all contracts held by or on behalf of such plan or plans exceeds 10% of the total liabilities of such insurance company's general account, and such insurance company is relying on Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995);

          (d) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

          (e) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

     As used in this Subpart 5.5, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          SUBPART 5.6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SUBPART 5.7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          SUBPART 5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SUBPART 5.9. Assignment Pursuant to the Credit Agreement. Notwithstanding any provision in the Credit Agreement to the contrary, the execution of this Amendment shall constitute an assignment for purposes of
     Section 11 of the Credit Agreement.

        [The remainder of this page has been left blank intentionally]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                    NATIONAL EQUIPMENT SERVICES, INC.

                             By:  /s/ Paul R. Ingersoll
                                -----------------------------------
                                  Name:  Paul R. Ingersoll
                                  Title: Vice President
SUBSIDIARY
GUARANTORS:

                             NES ACQUISITION CORP.
                             BAT ACQUISITION CORP.
                             NES EAST ACQUISITION CORP.
                             NES MICHIGAN ACQUISITION CORP.
                             ALBANY LADDER COMPANY, INC.
                             FALCONITE, INC.
                             FALCONITE EQUIPMENT, INC.
                             M&M PROPERTIES, INC.
                             CARL'S MID SOUTH RENT-ALL CENTER
                                  INCORPORATED
                             FALCONITE REBUILD CENTER, INC.
                             FALCONITE AVIATION, INC.
                             MCCURRY & FALCONITE EQUIPMENT CO., INC.


                             By:  /s/ Paul R. Ingersoll
                                -----------------------------------
                                  Name:  Paul R. Ingersoll
                                  Title: Vice President

EXISTING LENDERS:            FIRST UNION NATIONAL BANK,
                             individually in its capacity as an Existing
                             Lender and in its capacity as Agent

                             By:  /s/ John M. Burlingame
                                -----------------------------------------
                             Name:  John M. Burlingame
                             Title: Senior Vice President

                             COMERICA BANK,
                             as a Lender

                             By:  /s/ James B. Haeffner
                                -----------------------------------------
                             Name:  James B. Haeffner
                             Title: First Vice President

                             THE CIT GROUP/BUSINESS CREDIT, INC.,
                             as a Lender

                             By:  /s/ Mary James
                                -----------------------------------------
                             Name:  Mary James
                             Title: Vice President

                             AMERICAN NATIONAL BANK AND
                             TRUST COMPANY OF CHICAGO,
                             as a Lender

                             By:  /s/ Lee LeBine
                                -----------------------------------------
                             Name:  Lee LeBine
                             Title: AVP

                             MERCANTILE BUSINESS CREDIT, INC.,
                             as a Lender

                             By:  /s/ Carolyn M. Rooney
                                -----------------------------------------
                             Name:  Carolyn M. Rooney
                             Title: Vice President

                             [SIGNATURES CONTINUED]

NEW LENDERS:
                         TRANSAMERICA BUSINESS CREDIT
                         CORPORATION,
                         as a Lender

                         By:    /s/ Robert L. Heinz
                             ---------------------------
                         Name:  Robert L. Heinz
                         Title: Senior Vice President

                         MERRILL LYNCH BUSINESS FINANCIAL
                         SERVICES INC.,
                         as a Lender

                         By:  /s/ Brian R. Connors
                             ---------------------------
                         Name:  Brian R. Connors
                         Title: Assistant Vice President

                         NATIONAL BANK OF CANADA,
                         A Canadian Chartered Bank, as a Lender

                         By:  /s/ William W. Mucker
                             ---------------------------
                         Name:  William W. Mucker
                         Title: Vice President

                         By:  /s/ Thomas W. Buda, Jr.
                             ---------------------------
                         Name:  Thomas W. Buda, Jr.
                         Title: Assistant Vice President

                         AMSOUTH BANK,
                         as a Lender

                         By:  /s/ Jacqui Huston
                             ---------------------------
                         Name:  Jacqui Huston
                         Title: Attorney-in-Fact (8/6/98)

                            [SIGNATURES CONTINUED]

                         COMPASS BANK,
                         as a Lender

                         By: /s/ Phillip May
                             ---------------------------
                         Name:  Phillip May
                         Title: Assistant Vice-President

                         FLEET NATIONAL BANK,
                         as a Lender

                         By:
                             ---------------------------
                         Name:
                             ---------------------------
                         Title:
                             ---------------------------

                         BANKERS TRUST COMPANY,
                         as a Lender

                         By: /s/ Mary Jo Jolly
                             ---------------------------
                         Name:  Mary Jo Jolly
                         Title: Assistant Vice President

                         LASALLE NATIONAL BANK,
                         as a Lender

                         By: /s/ Robert Kastenholtz
                             ---------------------------
                         Name:  Robert Kastenholtz
                         Title: Group S.V.P. - Group Head

                         CITICORP DEL-LEASE, INC.,
                         as a Lender

                         By: /s/ Daniel Krenicki, Jr.
                             ---------------------------
                         Name:  Daniel Krenicki, Jr.
                         Title: Vice President

                         KEY CORPORATE CAPITAL INC.,
                         as a Lender

                         By: /s/ Michael F. Lapham
                             ---------------------------
                         Name:  Michael F. Lapham
                         Title: V. P.

                                    [SIGNATURES CONTINUED]

                                    THE PROVIDENT BANK,
                                    as a Lender

                                    By:     /s/ Nick Jevic
                                           ------------------------
                                    Name:  Nick Jevic
                                    Title: VP

                                    WACHOVIA BANK, N.A.,
                                    as a Lender

                                    By:     /s/ Reginald T. Dawson
                                           ------------------------
                                    Name:  Reginald T. Dawson
                                    Title: Senior Vice President

                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD., as a Lender

                                    By:     /s/ Brady S. Sadek
                                           -------------------------
                                    Name:  Brady S. Sadek
                                    Title: Senior Vice President

                                    SANWA BUSINESS CREDIT CORPORATION,
                                    as a Lender

                                    By:
                                           ----------------------
                                    Name:
                                           ----------------------
                                    Title:
                                           ----------------------

                                    HARRIS TRUST AND SAVINGS BANK,
                                    as a Lender

                                    By:     /s/ John M. Dillon
                                           ----------------------
                                    Name:  John M. Dillon
                                    Title: Vice President

                                    [SIGNATURES CONTINUED]

                                    CITIZENS BUSINESS CREDIT,
                                    as a Lender

                                    By:     /s/ William L. Benning
                                           ------------------------
                                    Name:  William L. Benning
                                    Title: S.V.P.

                                    ERSTE BANK DER OESTERREICHISCHEN
                                    SPARKASSEN AG,
                                    as a Lender

                                    By:     /s/ John S. Runnion
                                           ------------------------
                                    Name:  John S. Runnion
                                    Title: First Vice President

                                    By:     /s/ John Fay
                                           ------------------------
                                    Name:  John Fay
                                    Title: Assistant Vice President

                                    THE FUJI BANK, LIMITED,
                                    as a Lender

                                    By:     /s/ Peter L. Chinnici
                                           ------------------------
                                    Name:  Peter L. Chinnici
                                    Title: Joint General Manager

                                    NATIONAL CITY BANK,
                                    as a Lender

                                    By:     /s/ Diego Tobon
                                           ------------------------
                                    Name:  Diego Tobon
                                    Title: Vice President